Registration  No. 333-174941

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

POST-EFFECTIVE AMENDMENT NO. 1

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Mister Goody, Inc.
(Name of small business issuer in its charter)

Florida	6799	27-5414480
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7877 Emerald Winds Circle Boynton Beach, Florida 33473 561-396-0554
(Address and telephone number of registrant's principal executive offices and principal place of business)

Joel Arberman Chief Executive Officer Mister Goody, Inc. 7877 Emerald Winds Circle Boynton Beach, Florida 33473 561-396-0554 Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

 DEREGISTRATION OF SECURITIES

On June 16, 2011, Mister Goody, Inc. (the “Registrant”) filed a registration statement on Form S-1 (No. 333-174941) (the “Registration Statement”), which registered shares of its common stock for resale by the selling security holders named therein. The Registrant is filing this post-effective amendment to deregister and remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date this post-effective amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on August 2, 2012.

Mister Goody, Inc.

By:	/s/ Joel Arberman
Joel Arberman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of August, 2012.

Signature	Title

/s/ Joel Arberman	Chairman of the Board, Chief Executive Officer, Principal Accounting Officer, Secretary
Joel Arberman

/s/ Fred Sager	Director
Fred Sager